UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2016

_________________

JISHANYE, INC.

_________________

(Exact name of registrant as specified in Charter)

Delaware	000-55180	46-1992903
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7F, No. 247, Misheng 1st Road, Xinxing District Kaosiung City 800 Taiwan, Republic of China
(Address of Principal Executive Offices)

+866 7222 3733
(Registrant's Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105-0302

Phone: (212) 370-1300

Fax: (212) 370-7889

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2016, the holders of 41,760,000 shares of common stock of Jishanaye, Inc. (the "Company"), constituting 69.3% of the outstanding shares of the Company's common stock on that date, executed and delivered to the Company the written consent to the following actions:

•	The election of Chun-Hao Chang and Mei-Chun Lin as directors, with Mr. Chang and Ms. Lin constituting the entire board;
•	The approval of the amended and restated certificate of incorporation of the Company; and
•	The approval of a one-for-three reverse split.

On June 2, 2016, the Company filed a definitive Schedule 14C information statement, and on June 13, 2016, the mailing of the information statement to the Company's stockholders was completed. The election of the directors and the approval of the amended and restated certificate of incorporation and reverse split was effective 20 days thereafter, which was July 3, 2016. The amended and restated certificate of incorporation, which effected the reverse split, was filed with the Secretary of State of the State of Delaware on July 5, 2016.

As set forth in the Schedule 14C, the principal changes in the amended and restated certificate of incorporation are as follows:

Creation of Preferred Stock

The amended and restated certificate of incorporation includes a class of preferred stock, consisting of 10,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has broad discretion in the creation and issuance of one or more classes or series of preferred stock, which shall be set forth in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series and included in a certificate of designation filed pursuant to the Delaware General Corporation Law. The board of directors is vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Each class or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the board may determine, from time to time, which shall be set forth in the certificate of designation.

Indemnification

The amended and restated certificate of incorporation provides that the Company shall indemnify our officers and directors and others whom it is permitted to indemnify to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law gives a corporation broad power to indemnify directors, officers and other persons. The Corporation also pays expenses (including attorneys' fees) incurred by an officer or director party in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification, to the fullest extent permitted by such Section 145, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us. Notwithstanding the foregoing, except for proceedings to enforce rights to indemnification and advancement of expenses, we shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

2

Limitation on Liability

The former certificate of incorporation provided that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty subject to certain exceptions as provided in the Delaware General Corporation Law. The amended and restated certificate of incorporation provides that if the General Corporation Law is amended to authorize further elimination or limitation of the liability of directors, these additional provisions shall apply to our directors.

Compromise or Arrangement with Creditors and Stockholders

The amended and restated certificate of incorporation includes a provision where, in connection with a compromise or arrangement between us and any class of creditors or stockholders, if a majority in number and three-fourth in value of the creditors or stockholders or class of creditors or stockholders, as the case may be, approve a compromise or arrangement which is sanctioned by the court, it is binding on all of the creditors or class of creditors or stockholders or class of stockholders.

Reverse Split

The amended and restated certificate of incorporation provides that, upon filing of the amended and restated certificate of incorporation, each outstanding shares of common stock will become and be converted into one-third of a share of common stock, with fractional shares being rounded up to the next higher whole number of shares. As of the date of this current report, the date on which the reverse split becomes effective in the public market has not been determined. The Company will file a current report when such effective date of the reverse split has been approved by FINRA.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and restated certificate of incorporation.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Jishanye, Inc.

Date: July 6, 2016	By:	/s/ Mei-Chun Lin
Mei-Chun Lin
Chief Financial Officer

4